As filed with the Securities and Exchange Commission on August 12, 2010

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLDAN GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	14-1951112
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2401 East Katella Avenue, Suite 300

Anaheim, California 92806
(Address, Including Zip Code, of Principal Executive Offices)

Willdan Group, Inc.

2008 Performance Incentive Plan

(Full Title of the Plan)

Kimberly D. Gant

Chief Financial Officer

Willdan Group, Inc.

2401 East Katella Avenue, Suite 300

Anaheim, California 92806
(800) 424-9144

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

John-Paul Motley, Esq.
O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, CA 90071

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.01 par value per share	402,333(1) Shares	$2.69	(2)	$1,082,276	(2)	$78	(2)

(1)        This Registration Statement covers, in addition to the number of shares of Willdan Group, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Willdan Group, Inc. 2008 Performance Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)        Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 11, 2010, as quoted on the Nasdaq Global Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                   Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)                                 The Company’s Registration Statement on Form S-8, filed with the Commission on August 12, 2008 (Commission File No. 333-152951);

(b)                                 The Company’s Annual Report on Form 10-K for its fiscal year ended January 1, 2010, filed with the Commission on March 30, 2010 (Commission File No. 001-33076);

(c)                                  The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended April 2, 2010 and July 2, 2010, filed with the Commission on May 13, 2010 and August 12, 2010, respectively (each, Commission File No. 001-33076);

(d)                                 The Company’s Current Reports on Form 8-K, filed with the Commission on June 8, 2010, June 21, 2010 and July 2, 2010 (each, Commission File No. 001-33076); and

(e)                                  The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 11, 2006, (Commission File No. 001-33076), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                   Interests of Named Experts and Counsel

Not applicable.

Item 8.                   Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on August 12, 2010.

WILLDAN GROUP, INC.

By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas D. Brisbin and Kimberly D. Gant, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas D. Brisbin	President, Chief Executive Officer and Director	August 12, 2010
Thomas D. Brisbin	(Principal Executive Officer)

/s/ Kimberly D. Gant	Chief Financial Officer and Senior Vice President	August 12, 2010
Kimberly D. Gant	(Principal Financial and Accounting Officer)

/s/ Win Westfall	Chairman of the Board	August 12, 2010
Win Westfall

/s/ Linda L. Heil	Director	August 12, 2010
Linda L. Heil

/s/ Raymond W. Holdsworth	Director	August 12, 2010
Raymond W. Holdsworth

/s/ W. Tracy Lenocker	Director	August 12, 2010
W. Tracy Lenocker

/s/ Douglas J. McEachern	Director	August 12, 2010
Douglas J. McEachern

/s/ Keith W. Renken	Director	August 12, 2010
Keith W. Renken

/s/ Wayne Shelton	Director	August 12, 2010
Wayne Shelton

/s/ John M. Toups	Director	August 12, 2010
John M. Toups

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.

Willdan Group, Inc. 2008 Performance Incentive Plan. (Filed as Exhibit I to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 21, 2010 (Commission File No. 001-33076) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).